Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2005, which appears on Page 2 of the consolidated financial statements included in the Annual Report on Form 10-KSB of OraLabs Holding Corp. for the year ended December 31, 2005.



EHRHARDT KEEFE STEINER & HOTTMAN PC

December 22, 2006
Denver, Colorado